                                                                   EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


In connection with the resale of 8,300,000 shares of common stock of LJ International Inc., we consent to the inclusion in the Form F-1 registration statement of our report dated August 16, 2001, on our audits of the consolidated financial statements of LJ International Inc. as of April 30, 2000 and 2001 and for each of the three years in the period ended April 30, 2001. We also consent to the reference to our firm under the caption "Experts".







/s/ MOORES ROWLAND

MOORES ROWLAND
Chartered Accountants
Certified Public Accountants, Hong Kong


Dated:  June 6, 2002